                                                                    Exhibit 99.1

                                                           MEDIA CONTACT:
                                151 Farmington Avenue      Roy E. Clason, Jr.
                                Hartford, Conn.  06156     (860) 273-7392
                                                           clasonr@aetna.com

                                                           INVESTOR CONTACT:
                                                           David W. Entrekin
                                                           (860) 273-7830
                                                           entrekind@aetna.com

             AETNA REPORTS FOURTH QUARTER AND FULL-YEAR 2003 RESULTS

2004 operating earnings guidance increased to between $6.25 and $6.35 per share

- Fourth-quarter operating earnings, excluding favorable reserve development, of $1.32 per share, compared with Thompson/First Call mean of $1.18, a 71% increase over fourth quarter 2002 on a comparable basis

- Fourth-quarter operating earnings of $1.50 per share, including favorable reserve development

-     Fourth-quarter net income of $1.56 per share

- Full-year operating earnings, excluding favorable reserve development, of $5.18 per share, more than double 2002 on a comparable basis

-     Full-year net income of $5.91 per share

HARTFORD, CONN., FEBRUARY 12, 2004 - Aetna (NYSE: AET) today announced its eighth consecutive quarter of strong financial performance, which led to full-year operating earnings that more than doubled those of the prior year. Operating earnings exclude net realized capital gains and losses and other items.(1)

"2003 was a tremendously successful year for Aetna," said John W. Rowe, M.D., chairman and CEO. "Clearly, Aetna is back. Now, in the home stretch of our turnaround, we will continue to build on the strong foundation we have established for success during 2004. Based on our success in the marketplace, combined with our heightened focus on disciplined pricing and cost management, we are increasing our guidance for 2004 operating earnings to between $6.25 and $6.35 per share."(2)

Aetna/2


                     QUARTERLY FINANCIAL RESULTS AT A GLANCE
                               THREE MONTHS ENDED

                                                 DECEMBER 31, 2003             DECEMBER 31, 2002       CHANGE
Total revenues                                    $4.6 billion                  $4.7 billion
                                                  ============                  ============
Operating earnings*                               $239.9 million                $142.6 million
                                                  ==============                ==============
Per share operating earnings*                     $1.50                         $0.92                    63%
Less:
   Per share favorable development of
    prior-period health care cost estimates       $(0.18)                       $(0.15)
                                                  -------                       -------
Per share operating earnings,
excluding development                             $1.32                         $0.77                    71%
                                                  =====                         =====
Net income                                        $249.5 million                $98.2 million
                                                  ==============                =============
Per share net income                              $1.56                         $0.63                    148%
                                                  =====                         =====

* For full description of operating earnings and per share operating earnings, please see footnote 1 at end of press release.

                       2003 FINANCIAL RESULTS AT A GLANCE
                               TWELVE MONTHS ENDED

                                                 DECEMBER 31, 2003             DECEMBER 31, 2002       CHANGE
Total revenues                                    $18.0 billion                 $19.9 billion
                                                  =============                 =============
Operating earnings*                               $966.8 million                $450.3 million
                                                  ==============                ==============
Per share operating earnings*                     $6.12                         $2.94                    108%
Less:
  Per share favorable development of
   prior-period health care cost estimates        $(0.94)                       $(0.30)

  Per share favorable resolution of
   prior-period contract matters for a
   large customer                                 --                            $(0.14)
                                                  -----                         -------
Per share operating earnings,
excluding development                             $5.18                         $2.50                   107%
                                                  =====                         =====

Net income (loss)                                 $933.8 million                $(2.52) billion**
                                                  ==============                =================
Per share net income (loss)                       $5.91                         $(16.49)*
                                                  =====                         =========

* For full description of operating earnings and per share operating earnings, please see footnote 1 at end of press release.

** The net loss for 2002 reflected the recording of a noncash impairment of goodwill in the first quarter, resulting from the adoption of a new accounting standard.

"In addition, Aetna is continuing to deliver on the commitments we made to investors, customers, members and physicians," Dr. Rowe said. "In 2003, we expanded our

Aetna/3

leadership in consumer-directed care with the first offering to combine medical, pharmacy, dental and long-term care benefits. We introduced Aexcel, a provider network based on quality and effective use of health care resources, and we launched Vital Savings, our discount dental card for the dental uninsured. In addition, we acquired the Chickering Group, a broker and administrator of student health plans, and our pharmacy mail order delivery facility in Kansas City.

"We showed leadership in being the first company in the industry to reach final settlement of the physician class action litigation and by reaching agreement on a dentist class action settlement. And we believe our medical cost management and the use of our extensive data warehouse in disease management programs have been positive differentiators in the marketplace."

"One of our foremost goals for 2004 is to grow profitably," said Ronald A. Williams, president. "We believe our value proposition, which is tailored to the specific needs of each of our customer markets, is driving increased customer interest, acceptance and satisfaction. We believe that this value proposition, combined with our disciplined approach to underwriting and pricing, will drive profitable growth."

HEALTH CARE BUSINESS RESULTS

Health Care, which provides a full range of fully and self-insured health care and dental products and services, reported:

      - Operating earnings of $214.1 million for the fourth quarter 2003, compared with fourth quarter 2002 operating earnings of $120.7 million. Health care operating earnings included approximately $28 million, after tax, of favorable development of prior-period health care cost estimates in the fourth quarter of 2003 and approximately $23 million, after tax, in the fourth quarter of 2002. Health care operating earnings were higher primarily because of improved underwriting results in Commercial Risk products and a decrease in operating expenses.

      - Net income of $219.4 million for the fourth quarter 2003, compared with $88.5 million in the fourth quarter 2002. Net income includes net realized capital gains and losses and other items.

Aetna/4

      - A Commercial Risk Medical Cost Ratio (MCR) of 78.0 percent for the fourth quarter of 2003, compared with 81.6 percent for the fourth quarter of 2002, excluding favorable development of prior-period health care cost estimates in both periods. Including development, the Commercial Risk MCR was 76.6 percent for the fourth quarter 2003 and 80.5 percent for the fourth quarter 2002.

      - A Medicare HMO MCR of 85.9 percent for the fourth quarter 2003, compared with 86.4 percent for the fourth quarter 2002. There was no significant favorable development of prior-period health care cost estimates in either period.

      - Total medical membership of approximately 13.0 million at December 31, 2003, consistent with September 30, 2003.

Full-year 2003 operating earnings for Health Care were $862.4 million, compared with 2002 operating earnings of $361.6 million. Excluding favorable reserve development of approximately $148 million, after tax, in 2003 and approximately $67 million, after tax, in 2002, operating earnings of $714.4 million in 2003 more than doubled the $294.6 million of operating earnings in 2002. This increase primarily reflects improved underwriting results and reductions in operating expenses offset in part by lower net investment income and a higher effective income tax rate. Full-year net income for 2003 was $809.6 million, compared with a net loss of ($2.65) billion. The net loss for 2002 reflected the recording of a $(2.97) billion noncash impairment of goodwill in the first quarter, resulting from the adoption of a new accounting standard. Net income/loss includes net realized capital gains and losses and other items.

GROUP INSURANCE BUSINESS RESULTS

Group Insurance, which includes Group Life, Disability and Long-Term Care products, reported:

      - Operating earnings of $33.4 million for the fourth quarter 2003, compared with $34.7 million for the fourth quarter 2002. Operating earnings were lower than fourth quarter 2002, due primarily to increased expenses associated with expanded marketing efforts, offset in part by a lower effective income tax rate and a lower benefit cost ratio.

Aetna/5

      - Net income of $38.9 million for the fourth quarter 2003, compared with $25.4 million for the fourth quarter 2002. Net income includes net realized capital gains and losses and other items.

      - Total revenues for the fourth quarter 2003 of $468.0 million, compared with $436.8 million for the fourth quarter 2002, reflecting a higher level of premiums associated with an increase in group life membership.

For full-year 2003, Group Insurance reported operating earnings of $134.8 million, compared with $142.2 million in 2002. The decline was primarily due to higher operating expenses resulting from increased marketing activities, offset in part by an improved benefit cost ratio and a lower effective income tax rate. Full-year net income for 2003 was $149.3 million, compared with $125.0 million in 2002. Net income includes net realized capital gains and losses and other items.

LARGE CASE PENSIONS BUSINESS RESULTS

Large Case Pensions, which manages a variety of discontinued and other retirement and savings products primarily for defined benefit and defined contribution plan customers, reported:

      - Operating earnings of $9.3 million for the fourth quarter 2003, compared with $7.1 million for the fourth quarter 2002.

      - Net income of $8.1 million for the fourth quarter 2003, compared with $4.2 million in the fourth quarter 2002. Net income includes net realized capital gains and losses and other items.

For full-year 2003, Large Case Pensions reported operating earnings of $36.5 million, compared with $24.2 million in 2002. The year-over-year increase is mainly due to higher investment partnership income. Full-year net income for 2003 was $41.8 million, compared with $29.5 million in 2002. Net income includes net realized capital gains and losses and other items.

TOTAL COMPANY RESULTS

      - TOTAL REVENUES. Revenues were $4.6 billion for the fourth quarter 2003, compared with $4.7 billion for the fourth quarter 2002. For full-year 2003, total revenues were $18.0 billion, compared with $19.9 billion in 2002. The decline in 2003 reflects lower

Aetna/6

            health membership and reduced net investment income, partially offset by higher per-member premiums.

      - TOTAL OPERATING EXPENSES. Operating expenses were $1.02 billion for the fourth quarter 2003, $21.8 million less than the fourth quarter 2002. For full-year 2003, operating expenses were $4.04 billion, $194 million lower than the $4.23 billion reported for full-year 2002, consistent with ongoing cost-containment efforts and a decline in membership. Operating expenses for full-year 2003 exclude the physician class-action settlement of $115.4 million pretax. Including the settlement, expenses were $4.15 billion.

      - CORPORATE INTEREST expense was $16.9 million after tax for the fourth quarter 2003, compared with $19.9 million for the fourth quarter 2002. Corporate interest expense was $66.9 million for full-year 2003, compared with $77.7 million for 2002.

      - NET INCOME. Aetna reported net income of $249.5 million for the fourth quarter 2003, compared with $98.2 million for the fourth quarter 2002. For full-year 2003, Aetna reported net income of $933.8 million, compared with a net loss of ($2.52) billion for 2002. The net loss for 2002 reflected the recording of a $2.97 billion noncash impairment of goodwill in the first quarter, resulting from the adoption of a new accounting standard. Net income/loss include net realized capital gains and losses and other items.

      - PRETAX OPERATING MARGIN(3) improved to 7.7 percent for the fourth quarter 2003, from 4.7 percent in the fourth quarter 2002. The after-tax operating margin, which represents income from continuing operations divided by total revenue, was 5.5 percent for the fourth quarter 2003, compared with 2.1 percent in fourth quarter 2002. For full-year 2003, pretax operating margin improved to 7.9 percent, from 4.1 percent in 2002. The after-tax operating margin was 5.2 percent for 2003, compared with 2.0 percent in 2002.

A live audio webcast of the fourth-quarter results conference call will begin at 8:30 a.m. ET today. The public may access the conference call through a live audio webcast available on Aetna's Internet Investor Information link at www.aetna.com. Financial, statistical and

Aetna/7

other information related to the conference call, including additional GAAP reconciliations, will be available on Aetna's Investor Information site.

The conference call also can be accessed by dialing 800-210-9006, or 719-457-2621 for international callers. The company suggests participants dial in approximately 10 minutes prior to the call. Individuals who dial in will be asked to identify themselves and their affiliations.

A replay of the call may be accessed through Aetna's Investor Information link on the Internet at www.aetna.com or by dialing 888-203-1112, or 719-457-0820 for international callers. The replay access code is 399301. Telephone replays will be available from 11:30 a.m. ET on Feb.12 until midnight ET on Feb. 19.

Aetna is one of the nation's leading providers of health care, dental, pharmacy, group life, disability and long-term care benefits, serving approximately 13.0 million medical members, 10.9 million dental members, 7.4 million pharmacy members and 12.3 million group insurance customers, as of December 31, 2003. The company has expansive nationwide networks of more than 600,000 health care services providers, including over 362,000 primary care and specialist physicians and 3,626 hospitals. For more information about Aetna, please visit the company's web site at www.aetna.com.

(1) Operating earnings exclude the following from net income (loss): net realized capital gains (losses) and other items discussed below. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a useful comparison of its underlying business performance from period to period. Management uses operating earnings to assess business performance and to make decisions regarding its operations and allocation of resources among its businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Each of these excluded items is discussed below:

      - Realized capital gains and losses arise from various types of transactions primarily in the course of managing a portfolio of assets that support the payment of liabilities, but these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of the company's business operations.

      - Settlement of a physician class-action lawsuit of approximately $75 million after tax ($115.4 million pretax) is included as the other item in 2003 and represents an estimate of 2003 net settlement costs of that litigation. Management believes this settlement was not in the ordinary course of business and its impact does not reflect underlying 2003 business performance.

      - An income tax reserve release of $19.8 million is included in other items in 2002 and represents the favorable conclusion of several state tax audits relating to prior periods; accordingly, this reserve release does not reflect the underlying performance of the company's 2002 business performance.

      - A reduction of the reserve for anticipated future losses on discontinued products of $5.4 million after tax is included in other items by the company in 2002 and represents a reduction of reserves previously established for certain products no longer offered; accordingly the reduction of the reserve does not reflect ongoing business performance.

      - Severance and facilities charges of $29.2 million after tax ($45.0 million pretax) for the fourth quarter of 2002 and $104.6 million after tax ($161.0 million pretax) for the full year 2002 are included as other items and represent an estimate of costs related to reductions in staff or exiting of facilities that are not direct expenses supporting ongoing business operations.

The company also displays certain metrics (e.g., medical cost ratios, operating earnings, operating earnings per share and pretax operating margins) excluding changes to prior-period health care cost estimates and the favorable

Aetna/8

resolution of a prior-period contract matter for a large customer. Each quarter, the company re-examines previously established health care cost payable estimates based on actual claim submissions and other changes in facts and circumstances. Decreases (increases) in prior periods' estimates represent the effect of favorable (unfavorable) development of prior period health care cost estimates on current period results of operations, at each financial statement date. The company believes excluding changes to prior period health care cost estimates better reflects the underlying current-period health care costs. The company believes excluding the favorable resolution of prior-period contract matters for a large customer better reflects the premium generated from underlying current-period performance.

For a reconciliation of these items to financial measures calculated under accounting principles generally accepted in the United States of America (GAAP), refer to the tables on pages 9 to 13 of this release.

(2)Projected operating earnings per share for 2004 exclude any future net realized capital gains or losses. The company is not able to project the amount of future net realized capital gains or losses and, cannot therefore reconcile projected 2004 operating earnings to projected net income.

(3) In order to provide useful information regarding profitability of the company on a basis comparable to others in the industry, without regard to financing decisions, income taxes and amortization of other acquired intangible assets (each of which may vary for reasons not directly related to performance of the underlying business), the company's pretax operating margin excludes interest expense, income taxes and amortization of other acquired intangible assets. Management also uses pretax operating margin to assess its performance, including performance versus competitors. Operating earnings used in the pretax margin calculation also exclude the items noted in footnote 1. For a reconciliation to margin calculated under GAAP, refer to the tables on page 12 of this release.

ADDITIONAL INFORMATION; CAUTIONARY STATEMENT -- Certain information in this press release is forward looking, including the projection of 2004 operating earnings per share and other statements regarding the company's outlook for 2004. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or re-contracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); decreases in membership or failure to achieve desired membership growth due to significant competition or other factors; increases in medical costs or Group Insurance claims resulting from any acts of terrorism; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, and to improve relations with providers while taking actions to reduce medical costs; the ability to successfully implement Aetna's new operating model to a projected growing membership base; lower levels of investment income from continued low interest rates; adverse government regulation (including legislative proposals or court decisions eliminating or reducing ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as patients' rights legislation, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; and the outcome, including any negotiated resolution, of various litigation and regulatory matters, including ongoing reviews of business practices by various regulatory agencies. For more discussion of important factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2002 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna's 2003 Annual Report on Form 10-K when filed with the Securities and Exchange Commission for a discussion of Aetna's historical results of operations and financial condition.

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                 ($ IN MILLIONS)

                                                        Three Months Ended                 Twelve Months Ended
                                                   ----------------------------       -----------------------------
                                                   December 31,     December 31,      December 31,     December 31,
                                                       2003             2002              2003             2002
                                                   ----------        ----------       ----------        -----------
REVENUE:
Health care premiums (1)                            $ 3,388.7        $ 3,538.3         $13,235.5        $15,036.1
Other premiums                                          415.1            420.4           1,668.5          1,676.6
Administrative services contract fees                   471.7            456.0           1,884.7          1,842.6
Net investment income                                   277.6            318.4           1,095.0          1,250.7
Other income                                              6.3              7.9              27.5             38.4
Net realized capital gains (losses)                      15.4            (23.3)             65.2             34.3
                                                    ---------        ---------         ---------        ---------
          Total revenue                               4,574.8          4,717.7          17,976.4         19,878.7
                                                    ---------        ---------         ---------        ---------

BENEFITS AND EXPENSES:
Health care costs (2)                                 2,616.5          2,861.7          10,135.8         12,452.8
Current and future benefits                             525.0            578.7           2,090.8          2,245.5
Operating expenses (3)                                1,023.3          1,045.1           4,154.5          4,232.6
Interest expense                                         25.9             30.5             102.9            119.5
Amortization of other acquired intangible assets         12.7             12.7              50.8            130.8
Severance and facilities charge                            --             45.0                --            161.0
Reduction of reserve for anticipated future
  losses on discontinued products                          --               --                --             (8.3)
                                                    ---------        ---------         ---------        ---------
          Total benefits and expenses                 4,203.4          4,573.7          16,534.8         19,333.9
                                                    ---------        ---------         ---------        ---------

Income from continuing operations before
  income taxes                                          371.4            144.0           1,441.6            544.8
Income taxes                                            121.9             45.8             507.8            151.6
                                                    ---------        ---------         ---------        ---------
Income from continuing operations                       249.5             98.2             933.8            393.2
Income from discontinued operations, net of
  tax (4)                                                  --               --                --             50.0
                                                    ---------        ---------         ---------        ---------
Income before cumulative effect adjustment              249.5             98.2             933.8            443.2
Cumulative effect adjustment, net of tax (5)               --               --                --         (2,965.7)
                                                    ---------        ---------         ---------        ---------
Net income (loss)                                   $   249.5        $    98.2         $   933.8        $(2,522.5)
                                                    =========        =========         =========        =========

Shareholders' equity                                                                   $ 7,924.0        $ 6,980.0
                                                                                       =========        =========


(1) The twelve months ended December 31, 2002 include a benefit of approximately $32 million pretax (approximately $21 million after tax) due to favorable resolution of prior-period contract matters for a large customer in the Health Care segment.

(2) The three months ended December 31, 2003 and December 31, 2002 include favorable development of prior-period health care cost estimates of approximately $43 million pretax (approximately $28 million after tax) and approximately $35 million pretax (approximately $23 million after tax), respectively, in the Health Care segment. The twelve months ended December 31, 2003 and December 31, 2002 include favorable development of prior-period health care cost estimates of approximately $228 million pretax (approximately $148 million after tax) and approximately $71 million pretax (approximately $46 million after tax), respectively, in the Health Care segment.

(3) The twelve months ended December 31, 2003 include $115.4 million pretax (approximately $75 million after tax) for the physician class action settlement in the Health Care segment.

(4) During the twelve months ended December 31, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(5) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

                               SUMMARY OF RESULTS
                                 ($ in Millions)

                                                                Three Months Ended                 Twelve Months Ended
                                                           ----------------------------       ------------------------------
                                                           December 31,     December 31,      December 31,      December 31,
                                                               2003             2002              2003              2002
                                                           -----------      ------------      -----------       ------------
Operating earnings, excluding other items and
  favorable items                                          $     211.9      $     119.6       $     818.8       $     383.3
    Favorable development of prior-period health
      care cost estimates                                         28.0             23.0             148.0              46.0
    Favorable resolution of prior-period
      contract matters for a large customer                         --               --                --              21.0
                                                           -----------      -----------       -----------       -----------
Operating earnings, excluding other items                        239.9            142.6             966.8             450.3
    Physician class action settlement                               --               --             (75.0)               --
    Income tax reserve release (prior period related)               --               --                --              19.8
    Severance and facilities charge                                 --            (29.2)               --            (104.6)
    Reduction of reserve for anticipated future
      losses on discontinued products                               --               --                --               5.4
                                                           -----------      -----------       -----------       -----------
Operating earnings, including other items                        239.9            113.4             891.8             370.9
    Net realized capital gains (losses)                            9.6            (15.2)             42.0              22.3
                                                           -----------      -----------       -----------       -----------
Income from continuing operations (GAAP                          249.5             98.2             933.8             393.2
  measure)
    Income from discontinued operations (1)                         --               --                --              50.0
                                                           -----------      -----------       -----------       -----------
Income before cumulative effect adjustment                       249.5             98.2             933.8             443.2
    Cumulative effect adjustment (2)                                --               --                --          (2,965.7)
                                                           -----------      -----------       -----------       -----------
Net income (loss) (GAAP measure)                           $     249.5      $      98.2       $     933.8       $  (2,522.5)
                                                           ===========      ===========       ===========       ===========
Weighted average common shares - basic                     153,086,405      151,179,125       152,681,613       148,920,668
                                                           ===========      ===========       ===========       ===========
Weighted average common shares - diluted                   159,704,773      154,885,692       158,081,582       152,960,047
                                                           ===========      ===========       ===========       ===========


                       SUMMARY OF RESULTS PER COMMON SHARE

Operating earnings, excluding other items and
  favorable items                                   $ 1.32   $  .77   $ 5.18   $  2.50
                                                    ======   ======   ======   =======
Favorable development of prior-period health care
  cost estimates                                    $  .18   $  .15   $  .94   $   .30
                                                    ======   ======   ======   =======
Favorable resolution of prior-period contract
  matters for a large customer                          $-       $-       $-   $   .14
                                                    ======   ======   ======   =======
Operating earnings, excluding other items           $ 1.50   $  .92   $ 6.12   $  2.94
                                                    ======   ======   ======   =======
Operating earnings, including other items           $ 1.50   $  .73   $ 5.64   $  2.42
                                                    ======   ======   ======   =======
Income from continuing operations (GAAP measure)    $ 1.56   $  .63   $ 5.91   $  2.57
                                                    ======   ======   ======   =======
Income from discontinued operations (1)                 $-       $-       $-   $   .33
                                                    ======   ======   ======   =======
Net income (loss) (GAAP measure)                    $ 1.56   $  .63   $ 5.91   $(16.49)
                                                    ======   ======   ======   =======
Shareholders' equity (3)                                              $51.95   $ 46.54
                                                                      ======   =======

(1) During the twelve months ended December 31, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(2) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

(3) Actual common shares outstanding were 152.5 million at December 31, 2003 and 150.0 million at December 31, 2002.

                             SEGMENT INFORMATION (1)
                                 ($ in Millions)

                                                                        Three Months Ended          Twelve Months Ended
                                                                   ---------------------------   ---------------------------
                                                                   December 31,   December 31,   December 31,   December 31,
                                                                       2003          2002            2003          2002
                                                                   -----------    ------------   ------------   ------------
TOTAL COMPANY:
Total revenue (GAAP measure)                                        $ 4,574.8      $ 4,717.7      $17,976.4      $19,878.7
                                                                    =========      =========      =========      =========
Operating expenses, excluding physician class action
  settlement                                                        $ 1,023.3      $ 1,045.1      $ 4,039.1      $ 4,232.6
    Physician class action settlement                                      --             --          115.4             --
                                                                    ---------      ---------      ---------      ---------
Total operating expenses (GAAP measure)                             $ 1,023.3      $ 1,045.1      $ 4,154.5      $ 4,232.6
                                                                    =========      =========      =========      =========
HEALTH CARE:
Total revenue (GAAP measure)                                        $ 3,926.2      $ 4,048.9      $15,377.1      $17,210.0
                                                                    =========      =========      =========      =========
Operating expenses, excluding physician class action
  settlement                                                        $   962.5      $   999.5      $ 3,804.0      $ 4,034.5
    Physician class action settlement                                      --             --          115.4             --
                                                                    ---------      ---------      ---------      ---------
Total operating expenses (GAAP measure)                             $   962.5      $   999.5      $ 3,919.4      $ 4,034.5
                                                                    =========      =========      =========      =========

Operating earnings, excluding other items, favorable items and
  amortization of other acquired intangible assets                  $   194.4      $   105.9      $   747.4      $   379.6
    Amortization of other acquired intangible assets                     (8.3)          (8.2)         (33.0)         (85.0)
                                                                    ---------      ---------      ---------      ---------
Operating earnings, excluding other items and favorable items           186.1           97.7          714.4          294.6
    Favorable development of prior-period health care cost
      estimates                                                          28.0           23.0          148.0           46.0
    Favorable resolution of prior-period contract matters for a
      large customer                                                       --             --             --           21.0
                                                                    ---------      ---------      ---------      ---------
Operating earnings, excluding other items                               214.1          120.7          862.4          361.6
    Physician class action settlement                                      --             --          (75.0)            --
    Income tax reserve release (prior period related)                      --             --             --           19.8
    Severance and facilities charge                                        --          (28.3)            --         (101.4)
                                                                    ---------      ---------      ---------      ---------
Operating earnings, including other items                               214.1           92.4          787.4          280.0
    Net realized capital gains (losses)                                   5.3           (3.9)          22.2           36.4
                                                                    ---------      ---------      ---------      ---------
Income from continuing operations (GAAP measure)                        219.4           88.5          809.6          316.4
    Cumulative effect adjustment                                           --             --             --       (2,965.7)
                                                                    ---------      ---------      ---------      ---------
Net income (loss) (GAAP measure)                                    $   219.4      $    88.5      $   809.6      $(2,649.3)
                                                                    =========      =========      =========      =========

GROUP INSURANCE:
Total revenue (GAAP measure)                                        $   468.0      $   436.8      $ 1,832.9      $ 1,745.3
                                                                    =========      =========      =========      =========
Total operating expenses (GAAP measure)                             $    55.9      $    40.3      $   216.2      $   177.2
                                                                    =========      =========      =========      =========
Operating earnings, excluding other item                            $    33.4      $    34.7      $   134.8      $   142.2
    Severance and facilities charge                                        --            (.9)            --           (3.2)
                                                                    ---------      ---------      ---------      ---------
Operating earnings, including other item                                 33.4           33.8          134.8          139.0
    Net realized capital gains (losses)                                   5.5           (8.4)          14.5          (14.0)
                                                                    ---------      ---------      ---------      ---------
Net income (GAAP measure)                                           $    38.9      $    25.4      $   149.3      $   125.0
                                                                    =========      =========      =========      =========

LARGE CASE PENSIONS:
Total revenue (GAAP measure)                                        $   180.6      $   232.0      $   766.4      $   923.4
                                                                    =========      =========      =========      =========
Operating earnings, excluding other item                            $     9.3      $     7.1      $    36.5      $    24.2
    Reduction of reserve for anticipated future losses on
      discontinued products                                                --             --             --            5.4
                                                                    ---------      ---------      ---------      ---------
Operating earnings, including other item                                  9.3            7.1           36.5           29.6
    Net realized capital gains (losses)                                  (1.2)          (2.9)           5.3            (.1)
                                                                    ---------      ---------      ---------      ---------
Net income (GAAP measure)                                           $     8.1      $     4.2      $    41.8      $    29.5
                                                                    =========      =========      =========      =========

(1) Revenue and operating expense information is presented before income taxes. Operating earnings information is presented net of income taxes.

                                   ENROLLMENT
                             (Members in Thousands)

                                                         December 31,   December 31,
MEDICAL:                                                    2003           2002
                                                           ------         ------
Commercial
     HMO                                                    4,712          5,297
     POS                                                    2,287          2,615
     PPO                                                    4,378          3,924
     Indemnity                                              1,406          1,623
                                                           ------         ------
          Total Commercial Membership                      12,783         13,459

Medicare HMO                                                  105            117
Medicaid HMO                                                  114            102
                                                           ------         ------
          Total Medical Membership                         13,002         13,678
                                                           ======         ======

TOTAL DENTAL MEMBERSHIP                                    10,942         11,767
                                                           ======         ======

TOTAL GROUP INSURANCE MEMBERSHIP                           12,288         11,664
                                                           ======         ======

                                OPERATING MARGINS
                                 ($ in Millions)

                                                                      Three Months Ended            Twelve Months Ended
                                                                 ----------------------------   ----------------------------
                                                                 December 31,    December 31,   December 31,    December 31,
                                                                    2003            2002            2003            2002
                                                                 ------------    ------------   ------------    ------------
RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES:
Operating earnings, excluding interest expense,
  amortization of other acquired intangible assets,
  other items and favorable items (A)                            $   351.6       $   220.5       $ 1,417.5       $   810.5
    Favorable development of prior-period health care
      cost estimates                                                  43.0            35.0           228.0            71.0
    Favorable resolution of prior-period contract matters
      for a large customer                                              --              --              --            32.0
                                                                 ---------       ---------       ---------       ---------
Operating earnings, excluding interest expense, amortization
  of other acquired intangible assets and other items (B)            394.6           255.5         1,645.5           913.5
    Interest expense                                                 (25.9)          (30.5)         (102.9)         (119.5)
    Amortization of other acquired intangible assets                 (12.7)          (12.7)          (50.8)         (130.8)
    Physician class action settlement                                   --              --          (115.4)             --
    Severance and facilities charge                                     --           (45.0)             --          (161.0)
    Reduction of reserve for anticipated future losses on
      discontinued products                                             --              --              --             8.3
    Net realized capital gains (losses)                               15.4           (23.3)           65.2            34.3
                                                                 ---------       ---------       ---------       ---------
Income from continuing operations before income taxes (C)
  (GAAP measure)                                                 $   371.4       $   144.0       $ 1,441.6       $   544.8
                                                                 =========       =========       =========       =========

RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS:
Operating earnings, excluding interest expense,
  amortization of other acquired intangible assets,
  other items and favorable items (D)                            $   237.1       $   147.7       $   918.7       $   546.0
    Favorable development of prior-period health care cost
      estimates, net of tax                                           28.0            23.0           148.0            46.0
    Favorable resolution of prior-period contract matters
      for a large customer, net of tax                                  --              --              --            21.0
                                                                 ---------       ---------       ---------       ---------
Operating earnings, excluding interest expense,
  amortization of other acquired intangible assets and
    other items (E)                                                  265.1           170.7         1,066.7           613.0
    Interest expense, net of tax                                     (16.9)          (19.9)          (66.9)          (77.7)
    Amortization of other acquired intangible assets,
      net of tax                                                      (8.3)           (8.2)          (33.0)          (85.0)
    Physician class action settlement, net of tax                       --              --           (75.0)             --
    Income tax reserve release (prior period related)                   --              --              --            19.8
    Severance and facilities charge, net of tax                         --           (29.2)             --          (104.6)
    Reduction of reserve for anticipated future losses on
      discontinued products, net of tax                                 --              --              --             5.4
    Net realized capital gains (losses), net of tax                    9.6           (15.2)           42.0            22.3
                                                                 ---------       ---------       ---------       ---------
Income from continuing operations (F) (GAAP measure)             $   249.5       $    98.2       $   933.8       $   393.2
                                                                 =========       =========       =========       =========

RECONCILIATION OF REVENUE:
Revenue, excluding net realized capital gains and
    favorable item (G)                                           $ 4,559.4       $ 4,741.0       $17,911.2       $19,812.4
    Favorable resolution of prior-period contract matters
      for a large customer                                              --              --              --            32.0
                                                                 ---------       ---------       ---------       ---------
Revenue, excluding net realized capital gains (H)                  4,559.4         4,741.0        17,911.2        19,844.4
    Net realized capital gains (losses)                               15.4           (23.3)           65.2            34.3
                                                                 ---------       ---------       ---------       ---------
Total revenue (I) (GAAP measure)                                 $ 4,574.8       $ 4,717.7       $17,976.4       $19,878.7
                                                                 =========       =========       =========       =========

TOTAL COMPANY OPERATING MARGINS:
Pretax operating margin (B)/(H)                                        8.7%            5.4%            9.2%            4.6%
Pretax operating margin - Adjusted (A)/(G)                             7.7%            4.7%            7.9%            4.1%
Pretax operating margin (C)/(I) (GAAP measure)                         8.1%            3.1%            8.0%            2.7%

After-tax operating margin (E)/(H)                                     5.8%            3.6%            6.0%            3.1%
After-tax operating margin - Adjusted (D)/(G)                          5.2%            3.1%            5.1%            2.8%
After-tax operating margin (F)/(I) (GAAP measure)                      5.5%            2.1%            5.2%            2.0%

                       HEALTH CARE MEDICAL COST RATIOS (1)
                                 ($ in Millions)

                                                                            Three Months Ended           Twelve Months Ended
                                                                        --------------------------    ---------------------------
                                                                        December 31,   December 31,   December 31,   December 31,
                                                                           2003           2002           2003           2002
                                                                        ------------   ------------   ------------   ------------
HEALTH CARE PREMIUMS:
Health Care Risk
Premiums (A) (GAAP measure)                                              $ 3,388.7      $ 3,538.3      $13,235.5      $15,036.1
  Favorable resolution of prior-period contract matters related to a
    large customer                                                              --             --             --          (32.0)
                                                                         ---------      ---------      ---------      ---------
Premiums - Adjusted (B)                                                  $ 3,388.7      $ 3,538.3      $13,235.5      $15,004.1
                                                                         =========      =========      =========      =========

Commercial Risk
Premiums (C) (GAAP measure)                                              $ 3,161.0      $ 3,299.5      $12,329.3      $14,014.6
  Favorable resolution of prior-period contract matters related to a
    large customer                                                              --             --             --          (32.0)
                                                                         ---------      ---------      ---------      ---------
Premiums - Adjusted (D)                                                  $ 3,161.0      $ 3,299.5      $12,329.3      $13,982.6
                                                                         =========      =========      =========      =========
Medicare HMO
Premiums (E) (GAAP measure)                                              $   227.7      $   238.7      $   906.2      $ 1,013.1


HEALTH CARE COSTS:
Health Care Risk
Health care costs (F) (GAAP measure)                                     $ 2,616.5      $ 2,861.7      $10,135.8      $12,452.8
  Favorable development of prior-period health care cost estimates            43.0           35.0          228.0           71.0
                                                                         ---------      ---------      ---------      ---------
Health care costs - Adjusted (G)                                         $ 2,659.5      $ 2,896.7      $10,363.8      $12,523.8
                                                                         =========      =========      =========      =========

Commercial Risk
Health care costs (H) (GAAP measure)                                     $ 2,421.9      $ 2,657.1      $ 9,365.4      $11,615.3
  Favorable development of prior-period health care cost estimates            43.0           35.0          215.0           36.0
                                                                         ---------      ---------      ---------      ---------
Health care costs - Adjusted (I)                                         $ 2,464.9      $ 2,692.1      $ 9,580.4      $11,651.3
                                                                         =========      =========      =========      =========

Medicare HMO
Health care costs (J) (GAAP measure)                                     $   195.6      $   206.2      $   771.8      $   832.6
  Favorable development of prior-period health care cost estimates              --             --           13.0           35.0
                                                                         ---------      ---------      ---------      ---------
Health care costs - Adjusted (K)                                         $   195.6      $   206.2      $   784.8      $   867.6
                                                                         =========      =========      =========      =========

HEALTH CARE MEDICAL COST RATIOS:
Health Care Risk (F)/(A) (GAAP measure)                                       77.2%          80.9%          76.6%          82.8%
Health Care Risk - Adjusted (G)/(B)                                           78.5%          81.9%          78.3%          83.5%

Commercial Risk (H)/(C) (GAAP measure)                                        76.6%          80.5%          76.0%          82.9%
Commercial Risk - Adjusted (I)/(D)                                            78.0%          81.6%          77.7%          83.3%

Medicare HMO (J)/(E) (GAAP measure)                                           85.9%          86.4%          85.2%          82.2%
Medicare HMO - Adjusted (K)/(E)                                                                             86.6%          85.6%

(1) Health Care Risk includes all medical and dental risk products. Commercial Risk includes all medical and dental risk products except Medicare and Medicaid. Risk includes all medical and dental products for which the Company assumes all or a majority of health care cost, utilization or other risk.